EXHIBIT 1.1

6,800,000 Shares

HEALTH CARE PROPERTY INVESTORS, INC.

(a Maryland corporation)

7.1% Series F Cumulative Redeemable Preferred Stock

(Par Value $1.00 Per Share)

UNDERWRITING AGREEMENT

i

(h)	Articles Supplementary	18
(i)	Additional Documents	18
(j)	Over-allotment Option	18

Section 6. Indemnification		20
(a)	Indemnification of the Underwriters	20
(b)	Indemnification of Company, Directors and Officers	21
(c)	Actions Against Parties; Notification	21
(d)	Settlement without Consent if Failure to Reimburse	21
(e)	EDGAR	22

Section 7. Contribution		22

Section 8. Representations, Warranties and Agreements to Survive Delivery		23

Section 9. Termination of Agreement		23

Section 10. Default by One or More of the Underwriters		24

Section 11. Notices		24

Section 12. Parties		25

Section 13. Governing Law and Time		25

ii

6,800,000 Shares

HEALTH CARE PROPERTY INVESTORS, INC.

(a Maryland corporation)

7.1% Series F Cumulative Redeemable

Preferred Stock

(Liquidation Preference $25.00 Per Share)

UNDERWRITING AGREEMENT

November 25, 2003

Credit Suisse First Boston LLC

UBS Securities LLC

As Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Dear Sirs:

Health Care Property Investors, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Credit Suisse First Boston LLC and UBS Securities LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 7.1% Series F Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) of the Company (“Series F Preferred Stock”) set forth in Schedule A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,020,000 additional shares of Series F Preferred Stock to cover over-allotments. The aforesaid 6,800,000 shares of Series F Preferred Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the shares of Series F Preferred Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are collectively hereinafter called the “Securities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-86654) under the Securities Act of 1933, as amended (the “1933 Act”), for the registration of preferred stock, par value $1.00 per share (“Preferred Stock”) including the Securities, common stock, par value $1.00 per share (“Common Stock”), and debt securities (collectively, the “Registered Securities”), as amended by Amendment Nos. 1, 2 and 3 thereto, which registration statement, as amended, has been declared effective by the Commission and copies of which have heretofore been delivered to you. Such registration statement, in the form in which it was declared effective, as amended through the date hereof, including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the “Original Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) is herein referred to as the “Rule 462(b) Registration Statement.” The Original Registration Statement, together with any Rule 462(b) Registration Statement, is hereinafter referred to as the “Registration Statement.” The Company proposes to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the Prospectus Supplement (as defined in Section 3(i) hereof) relating to the Securities and the prospectus dated June 10, 2002 (the “Base Prospectus”) relating to the Registered Securities, and has previously advised you of all further information (financial and other) with respect to the Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained”, “included”, “stated”, “described in” or “referred to” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Section 1. Representations and Warranties.

(a) The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Closing Time referred to in Section 2 and as of each Date of Delivery, if any, referred to in Section 2 as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. Each of the Original Registration Statement and any Rule 462(b) Registration Statement and the Base Prospectus, at the respective times the Original Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and the 1939 Act (as defined below) and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and as of the Representation Date and at the Closing Time do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time referred to in Section 2 hereof, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the Trust Indenture Act of 1939, as amended (the “1939 Act”) filed as an exhibit to the Registration Statement (a “Form T-1”). For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date and at Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; and, except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the selected financial data and the summary financial information, if any, included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; the pro forma financial statements and the related notes thereto, if any, included in documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the Company’s ratios of earnings to fixed charges included in the Prospectus under the caption “Ratio of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

(v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s Common Stock and Preferred Stock, and the dividend paid on redemption of the Company’s 8.70% Series B Cumulative Redeemable Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the articles supplementary relating to the Series F Preferred Stock will be in full force and effect at the Closing Time; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(vii) Good Standing of Subsidiaries. Each subsidiary of the Company which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the Prospectus) are owned by the Company, directly or through corporate subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(viii) REIT Status. Commencing with its taxable year ended December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and intends to continue to operate in such manner.

(ix) Capitalization. The authorized capital stock of the Company is as set forth in the Prospectus under “Capitalization”; the shares of issued Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock, the Preferred Stock and the Series F Preferred Stock conform to all statements relating thereto contained and incorporated by reference in the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same; the issuance of the Securities is not subject to preemptive rights or similar rights; and, after giving effect to the sale of the Securities and the sale of any other of the Registered Securities to be issued prior to the delivery of the Securities, the aggregate amount of Securities which have been issued and sold by the Company will not exceed the aggregate amount of theretofore unsold Registered Securities.

(x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or other organizational documents, as the case may be, or in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(xi) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any transaction contemplated hereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xii) Absence of Further Requirements. No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under state securities laws.

(xiii) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be a valid and legally binding agreement of the Company.

(xiv) Title to Property. The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them, in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the Prospectus or such as would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the Company and its subsidiaries have obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor or opinions of counsel based upon the examination of abstracts) confirming, except as otherwise described in the Prospectus, (A) that the Company and its subsidiaries have the foregoing title to such real property and interests in real property, and (B) that the instruments securing the Company’s and its subsidiaries’ real estate mortgage loans create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such real properties and interests in relation to the Company and its subsidiaries considered as one enterprise; and no material real property and buildings are held under lease by the Company (other than long-term ground leases).

(xv) Investment Company Act. The Company is not required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xvi) Rating of the Securities. The Securities are currently rated “Baa3” by Moody’s Investor’s Service Inc. and “BBB” by Standard & Poor’s.

(b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at $24.2125 per share, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,020,000 shares of Series F Preferred Stock at the price per share set forth in paragraph (a) above. The option hereby granted will expire 30 days after the Representation Date, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives and shall not be prior to the Closing Time, as hereinafter defined. If a Date of Delivery shall occur on a date which is later than the Closing Time, such Date of Delivery shall not be earlier than three full business days or later than seven full business days after the exercise of said option, unless otherwise agreed upon by the Representatives and the Company. If a Date of Delivery shall occur at the Closing Time, the Representatives shall provide notice to the Company regarding such Date of Delivery at least one full business day prior to the Closing Time, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Latham & Watkins LLP, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92629-1925, or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 A.M., California time, on December 3, 2003, or such other time not later than ten business days after such date as shall be agreed upon by the

Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for and delivery of certificates for such Option Securities shall be made at the above-mentioned office of Latham & Watkins LLP, or at such other place as shall be mutually agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one business day before Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of Credit Suisse First Boston LLC and UBS Securities LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time, but such payment shall not release such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be, in New York, New York.

Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, and (vi) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof.

(b) Filing of Amendments. At any time when a Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith) as the Representatives may reasonably request.

(d) Delivery of Prospectuses. The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(e) Continued Compliance with Securities Laws. If, at any time when a Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(f) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities shall have been so qualified, the Company will file such statements and reports as may be required by laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities.

(g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under “Use of Proceeds.”

(i) Preparation of Prospectus Supplement. Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

(j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Restriction on Sale of Securities. Except as contemplated by this Agreement with respect to the sale of the Securities, during the period from the date of this Agreement through the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any Preferred Stock of the Company.

Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Supplemental Blue Sky Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus and preliminary prospectus supplement and of the Prospectus and Prospectus Supplement and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Supplemental Blue Sky Survey and (vii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus (including the Prospectus Supplement referred to in Section 3(i) hereof) shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

(b) Opinions. At Closing Time the Representatives shall have received:

(1) The favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Company, as set forth in Exhibit A hereto.

(2) The favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, counsel for the Company, in form and scope satisfactory to counsel for the Underwriters and subject to customary assumptions, limitations and exceptions acceptable to counsel for the Underwriters, to the effect that:

(i) the Company was organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1954 commencing with its taxable year ending

December 31, 1985 and in conformity with the requirements for qualification as a real estate investment trust under the Code commencing with its taxable year ending December 31, 1987, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code; and

(ii) the information in the Prospectus under the caption “United States Federal Income Tax Considerations Related to Our REIT Election,” as supplemented by the statements in the Prospectus under the caption “Supplemental United States Federal Income Tax Considerations,” insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

(3) A statement by Latham & Watkins LLP that no facts have come to its attention that have caused it to believe that the Registration Statement, at the time of filing of the Company’s most recent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement or at the Closing Time or the Date of Delivery, if any, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or any Form T-1.

(4) The favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(iii) The authorized capital stock of the Company is as set forth in the Prospectus under “Capitalization.”

(iv) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The issuance of the Securities is not subject to preemptive rights under the charter or bylaws of the Company or the Maryland General Corporation Law.

(v) Texas HCP, Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. All of the issued and outstanding shares of capital stock of such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, or claim.

(vi) The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the Maryland General Corporation Law. This Agreement has been duly executed and delivered by the Company.

(vii) The Securities conform in all material respects to the description thereof contained under the heading “Description of Preferred Stock” contained in the Prospectus as supplemented by, and, to the extent inconsistent therewith, replaced by the description contained under the heading “Description of Series F Preferred Stock” contained in the Prospectus, and the form of certificate used to evidence the Securities is in due and proper form.

(viii) The issuance and sale of the Securities by the Company and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated hereby, will not result in any violation of the provisions of the charter or bylaws of the Company.

(ix) No authorization, approval, consent, decree or order of any Maryland court or governmental authority or agency is required under the Maryland General Corporation Law for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may have been obtained or rendered, as the case may be.

In rendering its opinion, Ballard Spahr Andrews & Ingersoll, LLP shall state that each of Sidley Austin Brown & Wood LLP, in rendering its opinion pursuant to Section 5(b)(6), and Latham & Watkins LLP, in rendering its opinion pursuant to Section 5(b)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

(5) The favorable opinion, dated as of Closing Time, of Edward J. Henning, General Counsel of the Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i) To the best of such counsel’s knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(ii) To the best of such counsel’s knowledge and information, each Significant Subsidiary of the Company is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iii) To the best of such counsel’s knowledge and information, no material default exists in the due performance or observance by the Company or any of its subsidiaries of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument described or referred to in the Registration Statement or filed as an exhibit thereto or incorporated by reference therein which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

(iv) To the best of such counsel’s knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct.

(v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under “Capitalization” (except for redemptions of securities described in the Prospectus and subsequent issuances, if any, pursuant to reservations, agreements, dividend reinvestment plans or employee or director stock plans referred to in the Prospectus), and the shares of issued and outstanding Common Stock and Preferred Stock and the Series F Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(vi) To the best of such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus.

(vii) The issue and sale of the Securities and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated herein will not, to the best of such counsel’s knowledge, result in any material violation of any order applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(6) The favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in paragraphs (i) and (ii) of Exhibit A hereto and in subparagraphs (i), (iv), (vi) and (vii) of subsection (b)(4) of this Section. In rendering such opinion, Sidley Austin Brown & Wood LLP may rely upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, rendered pursuant to Section 5(b)(4), as to matters arising under the laws of the State of Maryland.

(7) In giving its opinion required by subsection (b)(6) of this Section, Sidley Austin Brown & Wood LLP shall additionally state that no facts have come to its attention that have caused it to believe that the Registration Statement, at the time of the filing of the Company’s most recent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to the financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus or any Form T-1.

(8) In giving their opinions, Latham & Watkins LLP, Edward J. Henning, Ballard Spahr Andrews & Ingersoll, LLP and Sidley Austin Brown & Wood LLP may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Company and (B) as to the qualification and good standing of the Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

(c) Officers’ Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission. As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(d) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement and the Prospectus (including, without limitation, the pro forma financial statements, if any) and substantially in the same form as the draft letter previously delivered to and approved by the Representatives.

(e) Bring-down Comfort Letter. At Closing Time the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f) Listing. At Closing Time the Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(g) Maintenance of Ratings. At Closing Time, the Securities shall be rated at least “Baa3” by Moody’s Investor’s Service Inc. and “BBB” by Standard & Poor’s and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has placed the Securities or any of the Company’s other securities on what is commonly termed a “watch list” for possible downgrading.

(h) Articles Supplementary. At Closing Time the articles supplementary relating to the Series F Preferred Stock shall have been filed with the State Department of Assessments and Taxation of the State of Maryland and shall be in full force and effect.

(i) Additional Documents. At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j) Over-allotment Option. In the event the Underwriters exercise the option granted to them in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and subject to the following further conditions:

(1) The Representatives shall have received:

(i) The favorable opinion of Latham & Watkins LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

(ii) A statement by Latham & Watkins LLP, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, to the same effect as the statement required by Section 5(b)(3) hereof.

(iii) The favorable opinion of Latham & Watkins LLP, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, reaffirming their opinion delivered at Closing Time pursuant to Section 5(b)(2) hereof.

(iv) The favorable opinion of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery,

relating to the Option Securities and otherwise to the same effect as the opinion required by Sections 5(b)(4) hereof.

(v) The favorable opinion of Edward J. Henning, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, reaffirming his opinion delivered at Closing Time pursuant to Section 5(b)(5) hereof.

(vi) The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(6) hereof.

(vii) A certificate of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(viii) A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives, dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the specified date in the letter furnished pursuant to this subsection shall be a date not more than three business days prior to such Date of Delivery.

(2) At each Date of Delivery, the Securities shall be rated at least “Baa3” by Moody’s Investor’s Service Inc. and “BBB” by Standard & Poor’s; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has placed the Securities or any of the Company’s other securities on what is commonly termed a “watch list” for possible downgrading.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notifying the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 shall remain in effect.

Section 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto), and (B) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus or preliminary prospectus supplement, this indemnity agreement shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling an Underwriter within the meaning of Section 15 of the 1933 Act) to the extent that any such loss, liability, claim, damage or expense of the Underwriters or any person controlling the Underwriters results from the fact that the Underwriters sold Securities to a person to whom it shall be established there was not sent or given by the Underwriters or on the Underwriters’ behalf at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (as then amended or supplemented), if required by law to have been so delivered, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense and provided that the Company shall have met its obligation pursuant to this Agreement to provide the Underwriters with such Prospectus (as so amended or supplemented).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

(c) Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) EDGAR. For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus, preliminary prospectus supplement or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

Section 9. Termination of Agreement.

(a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by the NASDAQ National Market or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities. As used in this Section 9(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriters shall be directed to the

Representatives at Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group, and UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901, Attention: Fixed Income Syndicate (fax 203.719.0495), and notices to the Company shall be directed to it at 4675 MacArthur Court, 9th Floor, Newport Beach, California 92660, Attention: General Counsel, with a copy to R. Scott Shean, Esq. at Latham & Watkins LLP, 650 Town Center Drive., Suite 2000, Costa Mesa, California 92626-1925.

Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and the officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Unless stated otherwise, all specified times of day refer to New York City time.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

HEALTH CARE PROPERTY INVESTORS, INC.

By:	/s/ EDWARD J. HENNING
	Name:	Edward J. Henning
	Title:	Senior Vice President

CONFIRMED AND ACCEPTED,

as of the date first above written:

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ DONALD S. KINSEY
	Name:	Donald S. Kinsey
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ CHRISTOPHER FORSHNER
	Name:	Christopher Forshner
	Title:	Executive Director

By:	/s/ RYAN DONOVAN
	Name:	Ryan Donovan
	Title:	Associate Director

For themselves and as Representatives of the other

Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Credit Suisse First Boston LLC	1,398,250

UBS Securities LLC	1,398,250

Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,398,250

Morgan Stanley & Co. Incorporated	1,398,250

ABN AMRO Incorporated	42,500

A.G. Edwards & Sons, Inc.	42,500

Banc of America Securities LLC	42,500

BB&T Capital Markets, a division of Scott and Stringfellow, Inc.	42,500

Bear, Stearns & Co. Inc.	42,500

BNY Capital Markets, Inc.	42,500

Charles Schwab & Co., Inc.	42,500

Deutsche Bank Securities Inc.	42,500

Ferris, Baker Watts, Incorporated	42,500

Goldman, Sachs & Co.	42,500

H&R Block Financial Advisors Inc.	42,500

HSBC Securities (USA) Inc.	42,500

Legg Mason Wood Walker, Incorporated	42,500

Lehman Brothers Inc.	42,500

McDonald Investments Inc., a Key Corp Company	42,500

Oppenheimer & Co.	42,500

RBC Dain Rauscher Inc.	42,500

TD Waterhouse Investor Services, Inc.	42,500

U.S. Bancorp Piper Jaffray Inc.	42,500

Wells Fargo Brokerage Services, LLC	42,500

Advest, Inc.	25,500

C.L. King & Associates, Inc.	25,500

Crowell, Weedon & Co.	25,500

D.A. Davidson & Co.	25,500

Davenport & Company LLC	25,500

Janney Montgomery Scott LLC	25,500

J.J.B. Hilliard, W.L. Lyons, Inc.	25,500

Mesirow Financial, Inc.	25,500

Morgan Keegan & Company, Inc.	25,500

Quick and Reilly, Inc.	25,500

Ryan Beck & Co.	25,500

Schedule A-1

Southwest Securities, Inc.	25,500

Vining-Sparks IBG	25,500

B.C. Ziegler and Company	25,500

Total	6,800,000

Schedule A-2

EXHIBIT A

December 3, 2003

Credit Suisse First Boston LLC

UBS	Securities LLC

As Representatives of the several Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Re:	Health Care Property Investors, Inc.

Ladies and Gentlemen:

We have acted as counsel to Health Care Property Investors, Inc., a Maryland corporation (the “Company”), in connection with the sale to the Underwriters (as defined below) on the date hereof by the Company of 6,800,000 shares of the Company’s 7.1% Series F Cumulative Redeemable Preferred Stock, par value $1.00 per share (the “Series F Preferred Stock”), pursuant to (i) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), originally filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2002 (File No. 333-86654), as amended by Amendment Nos. 1, 2 and 3, thereto dated May 21, 2002, June 7, 2002 and June 10, 2002, respectively, which was declared effective by the Commission on June 10, 2002, but excluding the Incorporated Documents (as defined below) (the “Registration Statement”); (ii) a prospectus dated June 10, 2002 (the “Base Prospectus”), as supplemented by a prospectus supplement dated November 25, 2003 (the “Prospectus Supplement”, and together with the Base Prospectus, but excluding the Incorporated Documents, the “Prospectus”); and (iii) an underwriting agreement dated November 25, 2003 by and among the underwriters named in Schedule A thereto (the “Underwriters”), for whom you are acting as representatives, and the Company (the “Underwriting Agreement”).

This letter is being furnished to you pursuant to Section 5(b)(1) of the Underwriting Agreement. We note the Company employs other counsel to advise it on other matters. Capitalized terms defined in the Underwriting Agreement and used herein without definition have the meanings assigned to them in the Underwriting Agreement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	the Underwriting Agreement;

(b)	the Registration Statement;

(c)	the Prospectus;

(d)	(i) that certain indenture, dated as of April 1, 1989, between the Company and The Bank of New York, as Trustee, for debt securities; (ii) that certain indenture, dated as of September 1, 1993, between the Company and The Bank of New York, as Trustee, for debt securities; (iii) that certain indenture, dated as of January 15, 1997, between American Health Properties, Inc. and The Bank of New York, as Trustee; (iv) that certain First Supplemental Indenture, dated as of November 4, 1999, between the Company and The Bank of New York, as Trustee; (v) that certain Cross-Collateralization, Cross-Contribution and Cross-Default Agreement, dated as of July 20, 2000, by HCP Medical Office Buildings II, LLC, and Texas HCP Medical Office Buildings, L.P., for the benefit of First Union National Bank; (vi) that certain Cross-Collateralization, Cross-Contribution and Cross-Default Agreement, dated as of August 31, 2000, by HCP Medical Office Buildings I, LLC, and Meadowdome, LLC, for the benefit of First Union National Bank; (vii) that certain Revolving Credit Agreement, dated as of October 11, 2002, among the Company, each of the banks identified on the signature pages thereof, The Bank of New York, as agent for the banks and as issuing bank and BNY Capital Markets, Inc. as lead arranger and book runner and (viii) the Joint Venture Agreement between the Company and GE Capital dated as of June 2, 2003 (together the “Material Agreements”);

(e)

the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (filed with the Commission on February 20, 2003); the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (filed with the Commission on May 15, 2003), as amended by the Company’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003 (filed with the Commission on July 7, 2003); the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (filed with the Commission on August 12, 2003); the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (filed with the Commission on November 12, 2003); the Company’s Proxy Statement on Schedule 14A dated March 26, 2003 (filed with the Commission on March 27, 2003); the Company’s Current Report on Form 8-K

dated February 25, 2003 (filed with the Commission on February 28, 2003); the Company’s Current Report on Form 8-K dated July 2, 2003 (filed with the Commission on July 10, 2003); the Company’s Current Report on Form 8-K dated August 15, 2003 (filed with the Commission on August 18, 2003); and the Company’s Current Report on Form 8-K dated August 14, 2003 (filed with the Commission on August 29, 2003), and the Company’s Current Report on Form 8-K dated November 19, 2003 (filed with the Commission on November 20, 2003) (together, the “Incorporated Documents”); and

(f)	the descriptions of the Company’s common stock and preferred share purchase rights that are incorporated by reference into the Prospectus under the caption “Where You Can Find More Information” (such descriptions, together with the Incorporated Documents, the “Incorporated Information”).

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. We understand that various matters concerning the laws of the State of Maryland are addressed in an opinion of Ballard Spahr Andrews & Ingersoll, LLP separately provided to you, and we express no opinion with respect to those matters. In rendering the opinions set forth below, we have, with your permission, assumed that the Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland; that each of the Underwriting Agreement and the Series F Preferred Stock to be sold pursuant to the Underwriting Agreement has been duly authorized, executed (in the case of the Underwriting Agreement) and delivered by the Company; and that none of the issuance and sale of the Series F Preferred Stock by the Company, or the performance and compliance by the Company with the provisions of the Underwriting Agreement or the consummation of the transactions contemplated thereby, will result in any violation of the provisions of the charter or bylaws of the Company.

Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to the issuance and sale of preferred stock. No opinion or confirmation is expressed herein or in our separate letter of even date herewith with respect to any state securities laws or antifraud provisions of federal securities laws (except to the extent stated in our separate negative assurance letter), tax laws (except to the extent stated in our separate tax opinion letter), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws or other laws excluded by customary practice. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction as a result of the Company’s status as a health care real estate investment trust or as a result of the nature or extent of the business of any of the other parties to the Underwriting Agreement.

Subject to the foregoing, and the other matters set forth herein, it is our opinion that, as of the date hereof:

(i) The Registration Statement has become effective under the Securities Act. Based solely on telephonic confirmation by a member of the staff of the Commission on December 3, 2003, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in accordance with Rule 424 under the Securities Act.

(ii) The Registration Statement, as of the date it was declared effective, and the Prospectus, as of the date of the Prospectus Supplement, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the Incorporated Documents (except as set forth in paragraph (iv) below) or the financial statements, schedules, other financial data or the Trustee’s Statement of Eligibility on Form T-1 included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made and incorporated by reference therein are true, correct and complete.

(iii) The execution and delivery of the Underwriting Agreement by the Company on November 25, 2003 do not, and the issuance and sale of the Series F Preferred Stock by the Company pursuant to the Underwriting Agreement will not: (i) result in the breach of or a default under any of the Material Agreements; or (ii) violate any federal or California statute, rule or regulation applicable to the Company; or (iii) require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any federal or California statute, rule or regulation applicable to the Company, except such as have been obtained under the Securities Act and such as may be required under state securities laws in connection with the purchase and distribution of the Series F Preferred Stock by the Underwriters.

(iv) Each of the Incorporated Documents, as of its respective filing date (or, in the case of the Form 10-Q for the quarter ended March 31, 2003, the filing date of the amendment thereto), complied as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q, and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from such reports and proxy statement. In passing upon the compliance as to form of the Incorporated Documents, we have assumed that the statements made therein are true, correct and complete.

(v) Based solely on a certificate of an officer of the Company as to factual matters, the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In rendering the opinions in paragraph (iii) above insofar as they require interpretation of the Material Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning but would apply the internal laws of the State of California without giving effect to any choice of law principles contained therein or any choice of law principles that would result in application of the internal laws of any other state; (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions; (iii) we express no opinion with respect to the effect of any action or inaction by the Company under the Material Agreements that may result in a breach or default under any Material Agreement; (iv) we express no opinion with respect to any matters which require us to perform a mathematical calculation or make a financial or accounting determination; and (v) we have assumed that the Material Agreements will not be amended or otherwise modified on or after the date hereof. Because certain of the Material Agreements may be governed by other than California law, this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

This letter is furnished only to you and the other Underwriters and is solely for your benefit and the benefit of the Underwriters in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

A-5